UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: October 31, 2014

(Date of earliest event reported)

Timberline Resources Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34055

_____________________________________

Delaware	82-0291227
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

101 East Lakeside Avenue

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

 (208) 664-4859

(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the reverse stock split contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Company’s reverse stock split, the shares of common stock issuable upon the exercise of outstanding options and warrants previously issued to the Company’s officers and directors were adjusted on a proportional basis to reflect the reverse split and the shares issuable under the Company’s equity incentive plan has also been reduced on a proportional basis to reflect the reverse split.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously announced in a press release dated October 24, 2014, the Board of Directors of Timberline Resources Corporation (the “Company”) approved a 12-for-1 reverse stock split of its common stock.

On October 31, 2014, the Company filed a Certificate of Amendment to its Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware, which has effected a 12-for-1 reverse stock split of its common stock.

As a result of the reverse stock split, every twelve shares of the Company’s issued and outstanding common stock was converted into one share of common stock, reducing the number of issued and outstanding shares of the Company’s common stock from approximately 119 million to approximately 9.9 million.

No fractional shares were issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-reverse stock split shares of the Company’s common stock not evenly divisible by twelve, will have the number of post-reverse split shares of the Company’s common stock to which they are entitled rounded up to the next whole number of shares of the Company’s common stock. No stockholders will receive cash in lieu of fractional shares.

The reverse stock split did not change the authorized number of shares of common stock or preferred stock of the Company or the par value of the Company’s common stock or preferred stock. Proportional adjustments will be made to the Company's outstanding stock options, outstanding warrants, and equity incentive plan.

The above description of the Amendment and the reverse stock split is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 3.1.

Trading of the Company’s common stock on the NYSE MKT on a split-adjusted basis is expected to begin at the opening of trading on November 3, 2014.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits.
3.1	Certificate of Amendment of Timberline Resources Corporation, as filed with the Delaware Secretary of State on October 31, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION
Date: November 4, 2014	By:	/s/ Randal Hardy
Randal Hardy Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Name
3.1	Certificate of Amendment of Timberline Resources Corporation, as filed with the Delaware Secretary of State on October 31, 2014